Exhibit 5.1

[Winston & Strawn LLP letterhead]

October 31, 2016

Groupon, Inc.

600 W. Chicago Avenue

Suite 400

Chicago, Illinois 60654

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Groupon, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-3 (333-202060) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) for the purposes of (i) deregistering all of the Class A Common Stock of the Company, $0.001 par value per share, previously registered under the Securities Act of 1933, as amended (the “Act”), (ii) adding shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”) as a new class of securities under the Registration Statement and (iii) the proposed offer and resale by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of shares of Common Stock.

It is understood that the opinions set forth below are to be used only in connection with the offer and resale by selling stockholders of the Common Stock while the Registration Statement is in effect. The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), (ii) the Amended and Restated By-laws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. We have also assumed that the Company is and will remain duly organized, validly existing and in good standing under applicable state law. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) a prospectus supplement having been filed with the Commission describing the Common Stock being offered thereby and (iii) all Common Stock being offered and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with any duly executed and delivered purchase, underwriting or similar agreement with respect to such Common Stock, we are of the opinion that when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP